[TECO Energy, Inc. Letterhead]                         Exhibit 99.1

  Contact:  Mike Mahoney
            Office:   (813) 228-4271
            Internet: http://www.tecoenergy.com

  TECO  ENERGY MANAGEMENT  COMMENTS ON  4TH QUARTER  EVENTS  AFFECTING
  1998 EARNINGS

       TAMPA,  Dec. 17,  1998 --  TECO  Energy, Inc.  (NYSE/TE)  today reported that fourth quarter  earnings will be impacted by a  number of factors, resulting in lower than expected earnings for the  year.

   Chairman  and Chief  Executive  Officer Girard  F.  Anderson  said,

  "While our  regulated  and unregulated  businesses  remain  strong,

  several of  our companies  have been affected  late in  the year  by unfavorable weather  and unanticipated  circumstances, changing  our

  earnings expectations for  the fourth quarter."   As a result,  TECO

  Energy's earnings from  continuing operations before one-time  gains and charges are now expected to be slightly ahead of last year.

       Unusually  warm  weather in  the  fourth  quarter  has  reduced demand at the Peoples Gas companies, partially offsetting  otherwise

  strong customer  growth in  1998.   TECO Transport  now expects  its

  1998 operating results to be only slightly better than last  year's,

  as  its river  and ocean  barging operations  were affected  in  the fourth quarter  by the  two Gulf  of Mexico  hurricanes, lower  than expected grain loadings, and a vessel incident.

       Fourth quarter  earnings will also  be affected  by a  one-time charge  at Tampa  Electric resulting  from a  recent Florida  Public

  Service  Commission (FPSC)  decision regarding  recovery of  certain

  BTU  quality adjustments  for coal  purchases since  1993.   Pending

  receipt of the FPSC's final order, management anticipates an  after-

  tax charge to earnings of 3 - 4 cents per share.


                              -continued-

  	In addition, based on reduced prices for natural gas and other

  adverse  business  developments  reported   by  American  Resources

  Offshore,  Inc.   ("ARO"),   the  company   is  reevaluating   the

  collectibility of its $18.5 million  note from ARO.   This note and

  $39 million in cash were received by the company in connection with the March  1998 sale  of the  offshore oil  and gas  assets of  its discontinued TECO Oil & Gas business.

      	Anderson said that,  "The  temporary factors  impacting fourth quarter earnings do not alter  our long-term view of  the company.

  We have  implemented  sound strategies  to  significantly grow  our regulated and diversified  businesses, and  we remain  committed to our goal of  six to  eight percent earnings  growth over  the long-

  term."

      TECO Energy  is a  diversified energy-related  holding company

  headquartered in  Tampa,  Florida.   Its  principal businesses  are

  Tampa Electric, Peoples Gas System, TECO Transport, TECO Coal, TECO

  Coalbed Methane, TECO Power  Services, Peoples Gas  Company, Bosek,

  Gibson and Associates and TeCom.



       This press release contains forward-looking statements which are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially from those projected in these forward-looking statements include the following: general economic conditions, particularly those in Tampa Electric's service area affecting energy sales; weather variations affecting energy sales and operating costs; potential competitive changes in the electric and gas industries, particularly in the area of retail competition; regulatory actions affecting Tampa Electric and Peoples Gas System; commodity price changes affecting the competitive positions of Tampa Electric and the Peoples Gas companies as well as the margins at TECO Coalbed Methane and TECO Coal; and changes in and compliance with environmental regulations that may impose additional costs or curtail some activities. These factors are discussed more fully under _ Investment Considerations_ in the company's Annual Report on Form 10-K for the year ended December 31, 1997, and reference is made thereto.

